UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 26, 2021
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376		94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

2929 Walnut Street	Philadelphia	Pennsylvania	19104
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FMC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.

☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Revolving Credit Agreement
On May 26, 2021, FMC Corporation (the “Company”) entered into a Fourth Amended and Restated Credit Agreement among the Company, as U.S. Borrower, certain foreign subsidiaries of the Company party thereto, as Euro Borrowers (the “Revolving Euro Borrowers” and together with the Company, the “Revolving Borrowers”), the lenders (the “Revolving Credit Lenders”) and issuing banks party thereto, Citibank, N.A., as administrative agent, Citibank, N.A. and BofA Securities, Inc., as joint lead arrangers, Bank of America, N.A., as syndication agent, and certain other financial institutions party thereto as co-documentation agents (the “Revolving Credit Agreement”).
The Revolving Credit Agreement provides for a $1.5 billion revolving credit facility, $400 million of which is available for the issuance of letters of credit for the account of the Revolving Borrowers and $50 million of which is available for swing loans to certain of the Revolving Borrowers, with an option, subject to certain conditions and limitations, to increase the aggregate amount of the revolving credit commitments to $2.25 billion (the “Revolving Credit Facility”). The Revolving Credit Facility is a senior unsecured obligation that ranks equally with the Company’s other senior unsecured obligations. The issuance of letters of credit and the proceeds of revolving credit loans made pursuant to the Revolving Credit Facility are available and will be used for general corporate purposes of the Company and its subsidiaries.
Amounts under the Revolving Credit Facility may be borrowed, repaid and re-borrowed from time to time until the current termination date of the Revolving Credit Facility on May 26, 2026, which is the date five years after the Revolving Credit Facility’s effective date of May 26, 2021. The Company also has the option, subject to certain conditions and prior to each of the first and second anniversaries of such effective date, to extend the termination date of the Revolving Credit Facility to the date that is one year after the current termination date. Voluntary prepayments and commitment reductions under the Revolving Credit Facility are permitted at any time without payment of any prepayment fee upon proper notice and subject to minimum dollar amounts.
Revolving loans under the Revolving Credit Agreement will bear interest at a floating rate, which will be a base rate or a Eurocurrency rate for the relevant interest period, plus, in each case, an applicable margin, as determined in accordance with the provisions of the Revolving Credit Agreement. The base rate will be the highest of: the rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time as its “base rate”; the federal funds effective rate plus 1/2 of 1%; and the Eurocurrency rate for a one-month period plus 1%. The Company is required to pay a facility fee on the average daily amount (whether used or unused) of each Revolving Credit Lender’s revolving credit commitment from the effective date for such Revolving Credit Lender until the termination date of such Revolving Credit Lender at a rate per annum equal to an applicable percentage in effect from time to time for the facility fee, as determined in accordance with the provisions of the Revolving Credit Agreement. The initial facility fee is 0.125% per annum. The applicable margin and the facility fee are subject to adjustment as provided in the Revolving Credit Agreement.
The Credit Facility is unsecured, except that the Company has provided the Revolving Credit Lenders a guaranty with respect to payment of the loans made to the Revolving Euro Borrowers and the swing loan borrowers under the Revolving Credit Agreement. The Revolving Credit Agreement contains financial and other covenants, including a maximum leverage ratio and minimum interest coverage ratio, and includes limitations on, among other things, liens, fundamental changes, changes in the nature of the Company’s business and compliance with certain anti-corruption laws, anti-money laundering laws and regulations or executive orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control or other similar economic sanctions administered or enforced by the European Union, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council. The Revolving Credit Agreement also contains certain representations, warranties and events of default, in each case as set forth in the Revolving Credit Agreement.
The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Some of the Revolving Credit Lenders and their affiliates have various relationships with the Company involving the provision of financial services, including cash management, investment banking and trust and leasing services. In addition, the Company has entered into interest rate, foreign exchange and energy derivative arrangements with some of the Revolving Credit Lenders and their affiliates.
Term Loan Agreement Amendment
On May 26, 2021, the Company entered into Amendment No. 3 (the “Term Loan Amendment”) to that certain Term Loan Agreement, dated as of May 2, 2017, among the Company, as U.S. Borrower, certain foreign subsidiaries of the Company party thereto, as Euro Borrowers, the lenders party thereto (the “Term Loan Lenders”), Citibank, N.A., as administrative agent, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers, Bank of America, N.A., as syndication agent, and certain other financial institutions party thereto as co-documentation agents (as previously amended, the “Term Loan Agreement”). Among other things, the Term Loan Amendment amends the maximum leverage ratio financial covenant in the Term Loan Agreement, as set forth in the Term Loan Amendment.
The foregoing description of the Term Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the Term Loan Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.
Some of the Term Loan Lenders and their affiliates have various relationships with the Company involving the provision of financial services, including cash management, investment banking and trust and leasing services. In addition, the Company has entered into interest rate, foreign exchange and energy derivative arrangements with some of the Term Loan Lenders and their affiliates.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OF A REGISTRANT
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit Number	Description
10.1
Fourth Amended and Restated Credit Agreement, dated as of May 26, 2021, among FMC Corporation, certain subsidiaries of FMC Corporation party thereto, the lenders and issuing banks party thereto, and Citibank, N.A., as Administrative Agent for such lenders.

10.2
Amendment No. 3, dated as of May 26, 2021, to the Term Loan Agreement, dated as of May 2, 2017, among FMC Corporation, certain subsidiaries of FMC Corporation party thereto, the lenders party thereto, and Citibank, N.A., as Administrative Agent for such lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/S/ BRIAN J. BLAIR
Brian J. Blair Vice President and Treasurer
Date: May 28, 2021